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                                                                     Exhibit 4.4

                                                                       No. CW-43

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.

                                BE INCORPORATED

                   WARRANT TO PURCHASE UP TO 9,688 SHARES OF
                                 COMMON STOCK

                           Void after June 17, 2000


     1. Issuance. For valuable consideration, receipt of which is hereby acknowledged, this Warrant is issued to Financial Square Partners, L.P. (the "Purchaser") by Be Incorporated (hereinafter with its successors called the "Company") in connection with Section 2 of that certain letter agreement dated June 17, 1997 by and between the Purchaser and the Company.

     2. General. This Warrant is exercisable at the option of the holder of record hereof at any time from June 17, 1998 (the "Exercise Eligibility Date") up to the Expiration Date (as set forth in Section 6). Subject to the terms of the Warrant, the registered holder of this Warrant (the "Holder") is entitled to purchase from the Company up to Nine Thousand Six Hundred Eighty-Eight (9,688) shares of Common Stock of the Company (the "Shares") at a price per share of Three Dollars and Fifty-Eight Cents ($3.58) (the "Exercise Price") upon surrender to the Company at its principal office of this Warrant with the subscription form attached hereto duly executed in accordance with the provisions hereof. Until such time as this Warrant is exercised in full or expires, the Shares and the Exercise Price of this Warrant is subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing Common Stock issued hereunder shall be deemed to have become the holder of record of the Common Stock represented thereby as of the close of business on the date this Warrant is exercised with respect to such Common Stock, whether or not the transfer books of the Company will be closed.

     3. Payment of Exercise Price. The Exercise Price may be paid (i) in cash or, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Exercise Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or
(iii) by any combination of the foregoing.

     4. Partial Exercise. After the Exercise Eligibility Date, this Warrant may be exercised, in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date
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of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised; provided however, if Holder shall exercise this Warrant in part, Holder shall do so in minimum increments of $10,000, with the exception of the final exercise.

     5. Fractional Shares In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. In lieu of fractional shares the Company shall make a cash payment based upon the Exercise Price then in effect.

     6. Expiration Date. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of (such earlier date being referred to herein as the "Expiration Date"):

         (a) 5:00 p.m., California local time, on June 17, 2000;

         (b) The closing of a merger, consolidation or any other reorganization of the Company into another entity pursuant to which the Company's shareholders, immediately prior to such transaction or series of transactions, own less than fifty percent (50%) of the surviving entity immediately after such transaction; or

         (c) The closing of a sale of all or substantially all of the assets of the Company.

         The Company shall provide Holder at least 15 days prior notice of the events set forth in this Section 6(b) and 6(c) hereof.

     7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized but unissued shares of shares of Common Stock, or other property, as will be sufficient to provide for the exercise of the rights represented by this Warrant in full. The Company further covenants that such shares or other securities as may be issued pursuant to such exercise and/or conversion will, upon issuance and payment by Holder pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. Adjustments. Subject to the provisions of Section 6 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Reclassification. In case of any reclassification or change of the Shares (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a Holder of an equivalent number of shares of the Shares. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this subsection (a), subject to Section 6 hereof, shall similarly apply to successive reclassifications or changes.

         (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be

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proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

     9. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 8 hereof, the Company shall provide notice to the Holder setting forth, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     10. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

     11. Representation and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

          (a) Purchase for Own Account. Holder represents that it is acquiring the Warrant and the equity securities issuable upon conversion of the Warrant (collectively, the "Warrant and Underlying Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Warrant and Underlying Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

          (b) Information and Sophistication. Holder acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Warrant. Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain any additional information necessary to verify the accuracy of the information given to the Holder. Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

          (c) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Common Stock unless and until: (a) there is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

          (d) Private Issue. The Holder understands (i) that the Common Stock is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification

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requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 11.

     12. Restrictive Legends. The Holder understands that the certificates or other instruments representing the Common Stock issuable upon the exercise of the Holder's rights contained hereto shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

          (c)  Any legend required by appropriate blue sky officials.

     13. Notices, Transfers, Lost Warrants. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or by overnight courier or delivered to the Holder at the address most recently provided by the Holder to the Company. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder thereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees to the terms of this Warrant and that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

     14. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of California excluding its conflict of laws principle.

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     15.  Successors and Assigns.  This Warrant shall be binding upon the
Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.


Date of Grant: December 23, 1998   BE INCORPORATED


                                   By:/s/ Wesley S. Saia
                                      ------------------------------------------
                                      Wesley S. Saia
                                      Vice President and Chief Financial Officer

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                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 (To be signed only upon exercise of Warrant)


                                                   Date:
Be Incorporated                                         -----------------------
800 El Camino Real, Suite 400
Menlo Park, CA 94025

Ladies and Gentlemen:

     The undersigned hereby elects to exercise the warrant issued to it by Be Incorporated (the "Company") and dated December 23, 1998, Warrant No. CW-43 (the "Warrant") and to purchase thereunder ________________________ shares of the Common Stock of the Company (the "Securities") at a purchase price of ______________________________________dollars ($___________) per share or unit or an aggregate purchase price of __________________________________dollars ($______________) (the "Exercise Price"), and requests that the certificates for such shares be issued in the name of, and delivered to,_________________________ _____________________________whose address is__________________________________
________________________________________________________________________________
_______________________

     The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.)

     Pursuant to the terms of the Warrant the undersigned has delivered the aggregate Exercise Price herewith in full in cash or by certified check or wire transfer.


                              Very truly yours,

                              __________________________________

                              By:_______________________________

                              Title:____________________________